Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS THIRD QUARTER CONTINUING EPS OF $0.51 INCLUDING $0.04 OF M&I AND RESTRUCTURING EXPENSES

•	RECORD LEVEL OF ASSETS UNDER MANAGEMENT OF $1.14 TRILLION, UP 18% VS. PRIOR YEAR
•	CONTINUED STRONG FLOWS IN THIRD QUARTER IN ASSET AND WEALTH MANAGEMENT
•	$11 BILLION OF NET LONG-TERM INFLOWS
•	$18 BILLION OF NET SHORT-TERM INFLOWS
•	RECORD LEVEL OF ASSETS UNDER CUSTODY/ADMINISTRATION OF $24.4 TRILLION, UP 10% VS. PRIOR YEAR
•	SECURITIES SERVICING FEES BENEFITED FROM ACQUISITIONS AND NEW BUSINESS GROWTH
•	POST ACQUISITIONS – TIER 1 12.2%, TIER 1 COMMON 10.7%

NEW YORK, Oct. 19, 2010 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported third quarter income from continuing operations applicable to common shareholders of $625 million, or $0.51 per common share, compared with a loss of $2,439 million, or $2.04 per common share, in the third quarter of 2009 and income of $668 million, or $0.55 per common share, in the second quarter of 2010.

“During the quarter, we successfully completed the GIS and BHF Asset Servicing acquisitions. The acquisitions, combined with the underlying resilience of our business model, helped to offset weakness in the capital markets. The strength of our balance sheet and meaningful capital generation position us well to meet the proposed new capital standards,” said Robert P. Kelly, chairman and chief executive officer of BNY Mellon.

Third Quarter Results – Unless otherwise noted, all comments begin with the results of the third quarter of 2010 and are compared to the third quarter of 2009, all information is reported on a continuing operations basis and sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

Reconciliation of total revenue						3Q10 vs.
(dollar amounts in millions)	3Q10		2Q10		3Q09	3Q09	2Q10
Fee and other revenue (loss) – GAAP	$2,668		$2,555		$(2,223)
Less: Net securities gains (losses)	6		13		(4,833)
Total fee revenue – GAAP	2,662		2,542		2,610	2%	5%
Income from consolidated asset management funds, net of noncontrolling interests	49	(a)	32	(a)	–
Total fee revenue – Non-GAAP	2,711		2,574		2,610	4%	5%
Net interest revenue – GAAP	718		722		716
Total revenue excluding net securities gains (losses) – Non-GAAP	$3,429	(b)	$3,296	(b)	$3,326	3%	4%
(a)	Includes $36 million and $29 million previously reported as asset and wealth management fee revenue and $13 million and $3 million previously reported as investment and other income in the third and second quarters of 2010, respectively.
(b)	Total revenue on a GAAP basis was $3,423 million and $3,342 million in the third and second quarters of 2010 respectively. Total revenue from the Acquisitions was $235 million in the third quarter of 2010.

•

Assets under custody and administration amounted to $24.4 trillion at Sept. 30, 2010, an increase of 10% compared with the prior year and 12% sequentially. Both increases primarily reflect the acquisitions of Global Investment Servicing (“GIS”) on July 1, 2010 and BHF Asset Servicing GmbH (“BAS”) on Aug. 2, 2010 (collectively, “the Acquisitions”), as well as higher market values and new business. Assets under management, excluding securities lending assets, amounted to $1.14 trillion at Sept. 30, 2010. This represents an increase of 18% compared with the prior year and 9% sequentially. The year-over-year increase was primarily due to the acquisition of Insight Investment Management (“Insight”), higher market values and new business. The sequential increase primarily reflects higher market values and new business.

•

Securities servicing fees totaled $1.5 billion, an increase of 20% year-over-year and 17% sequentially. Both increases reflect the impact of the Acquisitions. Year-over-year results also reflect higher asset servicing revenue as a result of higher market values and new business and higher issuer services revenue from increased depositary receipts, while clearing services revenue was negatively impacted by lower transaction volumes and lower money market related distribution fees. The sequential comparison also reflects higher asset servicing and issuer services revenue, primarily depositary receipts, offset by lower clearing services revenue. Securities lending fee revenue totaled $38 million in the third quarter of 2010 compared with $43 million in the prior year period and $46 million sequentially.

•

Asset and wealth management fees were $696 million in the third quarter of 2010. Adjusted for performance fees and income from consolidated asset management funds, net of noncontrolling interests, these fees totaled $716 million, an increase of 8% compared with the prior year period and 3% sequentially (see page 10). The year-over-year increase reflects the impact of the Insight acquisition, improved market values, and net new business. The sequential increase reflects the impact of net new business and higher market values.

•

Foreign exchange and other trading revenue totaled $146 million compared with $246 million in the prior year period and $220 million in the second quarter of 2010. In the third quarter of 2010, foreign exchange revenue totaled $160 million, a decrease of 35% sequentially, driven by seasonality and lower volatility. Other trading revenue was a negative $14 million in the third quarter of 2010, largely due to a decline in long-term interest rates.

•

Investment and Other income totaled $97 million, a decrease of $108 million year-over-year and $48 million sequentially. The year-over-year decrease reflects lower lease residual gains and a gain on the sale of VISA shares in the third quarter of 2009. The sequential decrease was primarily driven by lower foreign currency translation revenue.

•

Net interest revenue and the net interest margin (FTE) were $718 million and 1.67% compared with $722 million and 1.74% sequentially. The sequential decline in net interest revenue reflects lower spreads, partially offset by the impact of higher average interest-earning assets.

•

Investment securities pre-tax net gain totaled $6 million compared with a pre-tax loss of $4.8 billion in the third quarter of 2009 and a $13 million pre-tax net gain in the second quarter of 2010. The loss in the third quarter of 2009 primarily reflects the charge for restructuring the investment securities portfolio.

The provision for credit losses was a credit of $22 million in the third quarter of 2010 compared with a charge of $20 million in the second quarter of 2010 and a charge of $147 million in the third quarter of 2009. The decrease in the provision year-over-year and sequentially reflects a decline of 26% in criticized assets in the third quarter of 2010.

Total noninterest expense

Reconciliation of noninterest expense					3Q10 vs.
(dollar amounts in millions)	3Q10		2Q10	3Q09	3Q09	2Q10
Noninterest expense – GAAP	$2,611		$2,316	$2,311	13%	13%
Less: Restructuring charges	15		(15)	(5)
M&I expenses	56		14	54
Amortization of intangible assets	111		98	104
Total noninterest expense – Non-GAAP	$2,429	(a)	$2,219	$2,158	13%	9%
(a)	Noninterest expense from the Acquisitions was $185 million in the third quarter of 2010.

•

Total noninterest expense (excluding restructuring charges, M&I expenses and amortization of intangible assets) (Non-GAAP) increased 13% compared with the prior year period and 9% sequentially. Both increases primarily reflect the impact of the Acquisitions. The increase compared with the prior year period also reflects the Insight acquisition, higher compensation expense, business development, software and litigation expenses. The sequential increase also reflects higher litigation and software expenses.

The effective tax rate was 26.4% on a GAAP basis and 27.3% on an operating basis (Non-GAAP) in the third quarter of 2010 reflecting a discrete benefit of approximately $0.02 per common share, largely driven by a change in state and local tax laws.

The unrealized net of tax gain on our total investment securities portfolio was $319 million at Sept. 30, 2010 compared with $114 million at June 30, 2010. The improvement in the valuation of the investment securities portfolio was due to the decline in interest rates and the tightening of credit spreads.

Capital ratios (a)	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009
Tier 1 capital ratio	12.2%	13.5%	11.4%
Total (Tier 1 plus Tier 2) capital ratio	15.7	17.2	15.3
Leverage capital ratio	5.9	6.6	6.5
Common shareholders’ equity to total assets ratio (b)	12.7	12.9	13.3
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (b)	5.3	6.3	5.2
Tier 1 common equity to risk-weighted assets ratio (b)	10.7	11.9	9.9
(a)	Includes discontinued operations. Preliminary.
(b)	See the Supplemental information section beginning on page 9 for a calculation of these ratios.

The sequential decrease in the capital ratios primarily reflects the Acquisitions, partially offset by the issuance of $677 million (25.9 million shares) of common equity via a forward sale agreement that settled in mid-September 2010 and earnings retention. The Acquisitions, net of the equity raise, reduced the Tier 1 and Tier 1 common ratios by approximately 185 basis points and the tangible common shareholders’ equity ratio by approximately 100 basis points.

Declaration of quarterly dividend – On Oct. 19, 2010, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.09 per common share. This cash dividend is payable on Nov. 9, 2010 to shareholders of record as of the close of business on Oct. 29, 2010.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has $24.4 trillion in assets under custody and administration and $1.14 trillion in assets under management, services $12.0 trillion in outstanding debt and processes global payments averaging $1.6 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available at www.bnymellon.com.

Supplemental Financial Information

The Quarterly Earnings Review and supplemental financial trends for The Bank of New York Mellon Corporation have been updated through Sept. 30, 2010 and are available at www.bnymellon.com (Investor Relations—Financial Reports).

Conference Call Data

Robert P. Kelly, chairman and chief executive officer; Gerald L. Hassell, president; and Thomas P. Gibbons, chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 19, 2010. This conference call and audio webcast will include forward-looking statements and may include other material information. Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (210) 838-9221 (International) Passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on Oct. 19, 2010. Replays of the conference call and audio webcast will be available beginning Oct. 19, 2010 at approximately 2 p.m. EDT through Tuesday, Nov. 2, 2010 by dialing (866) 479-2460 (U.S.) or (203) 369-1535 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended			Year-to-date
(dollar amounts in millions, except per common share amounts and unless otherwise noted)	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Continuing operations
Return on common equity (annualized) (a)	7.8%	8.8%	N/M	8.3%	N/M
Non-GAAP adjusted (a)	9.2%	9.5%	9.9%	9.7%	9.0%
Return on tangible common equity (annualized) – Non-GAAP (a)	26.3%	25.8%	N/M	25.9%	N/M
Non-GAAP adjusted (a)	27.9%	25.5%	31.5%	27.8%	32.6%
Fee and other revenue as a percent of total revenue excluding securities gains (losses)	78%	76%	78%	77%	78%
Annualized fee revenue per employee (based on average headcount) (in thousands)	$234	$240	$247	$238	$241
Percent of non-U.S. fee and net interest revenue including non-controlling interests related to consolidated asset management funds	36%	35%	31%	35%	30%
Pre-tax operating margin (a)	24%	30%	N/M	27%	N/M
Non-GAAP adjusted (a)	30%	32%	31%	32%	32%
Net interest margin (FTE)	1.67%	1.74%	1.85%	1.77%	1.84%

Selected average balances
Interest-earning assets	$172,759	$167,119	$155,159	$167,804	$159,916 (b)
Assets of operations	$226,378	$216,801	$205,786	$218,672	$211,427
Total assets	$240,325	$228,841	$205,786	$231,582	$211,427
Interest-bearing deposits	$104,033	$99,963	$93,632	$101,687	$98,140 (b)
Noninterest-bearing deposits	$33,198	$34,628	$34,920	$33,718	$36,915 (b)
Total The Bank of New York Mellon Corporation shareholders’ equity	$31,834	$30,434	$28,144	$30,669	$28,352

Average common shares and equivalents outstanding (in thousands):
Basic	1,210,534	1,204,557	1,197,414	1,205,911	1,171,675
Diluted	1,212,684	1,208,830	1,197,414 (c)	1,209,688	1,171,675 (c)

Period-end data
Assets under management (in billions)	$1,141	$1,047	$966	$1,141	$966
Assets under custody and administration (in trillions)	$24.4	$21.8	$22.1	$24.4	$22.1
Cross-border assets (in trillions)	$8.8	$8.3	$8.6	$8.8	$8.6
Market value of securities on loan (in billions) (d)	$279	$248	$299	$279	$299

Employees	47,700	42,700	42,000	47,700	42,000

Book value per common share – GAAP (a)	$25.92	$25.04	$23.50	$25.92	$23.50
Tangible book value per common share – Non-GAAP (a)	$8.59	$9.33	$7.54	$8.59	$7.54
Cash dividends per common share	$0.09	$0.09	$0.09	$0.27	$0.42
Closing common stock price per common share	$26.13	$24.69	$28.99	$26.13	$28.99
Market capitalization	$32,413	$29,975	$34,911	$32,413	$34,911
(a)	See Supplemental information beginning on page 9 for a calculation of these ratios.
(b)	Excludes the impact of discontinued operations.
(c)	Diluted earnings per share for the three and nine months ended Sept. 30, 2009 was calculated using average basic shares. Adding back the dilutive shares would have resulted in anti-dilution.
(d)	Represents the securities on loan, both cash and non-cash, managed by the Asset Servicing business.

N/M – Not meaningful.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended				Year-to-date
(in millions)	Sept. 30, 2010	June 30, 2010		Sept. 30, 2009	Sept. 30, 2010		Sept. 30, 2009
Fee and other revenue
Securities servicing fees:
Asset servicing	$870	$668		$643	$2,175		$1,923
Issuer services	364	354		359	1,051		1,095
Clearing services	252	245		236	727		739
Total securities servicing fees	1,486	1,267		1,238	3,953		3,757
Asset and wealth management fees	696	686		664	2,068		1,931
Foreign exchange and other trading revenue	146	220		246	628		790
Treasury services	132	125		128	388		385
Distribution and servicing	56	51		73	155		269
Financing-related fees	49	48		56	147		158
Investment and other income	97	145		205	387		256
Total fee revenue	2,662	2,542		2,610	7,726		7,546
Net securities gains (losses)	6	13		(4,833)	26		(5,384)
Total fee and other revenue (loss)	2,668	2,555		(2,223)	7,752		2,162
Operations of consolidated asset management funds
Investment income	144	188		–	487		–
Interest of asset management fund note holders	107	123		–	320		–
Income of consolidated asset management funds	37	65		–	167		–
Net interest revenue
Interest revenue	875	862		829	2,620		2,653
Interest expense	157	140		113	415		462
Net interest revenue	718	722		716	2,205		2,191
Provision for credit losses	(22)	20		147	33		267
Net interest revenue after provision for credit losses	740	702		569	2,172		1,924
Noninterest expense
Staff	1,344	1,234		1,157	3,798		3,479
Professional, legal and other purchased services	282	256		265	779		739
Software and equipment	187	162		171	518		498
Net occupancy	150	143		142	430		423
Distribution and servicing	94	90		97	273		302
Business development	63	68		45	183		138
Sub-custodian	60	65		49	177		148
Other	249	201		232	800		728
Subtotal	2,429	2,219		2,158	6,958		6,455
Amortization of intangible assets	111	98		104	306		319
Restructuring charges	15	(15)		(5)	7		11
Merger and integration expenses	56	14		54	96		181
Total noninterest expense	2,611	2,316		2,311	7,367		6,966
Income
Income (loss) from continuing operations before income taxes	834	1,006		(3,965)	2,724		(2,880)
Provision (benefit) for income taxes	220	304		(1,527)	782		(1,354)
Income (loss) from continuing operations	614	702		(2,438)	1,942		(1,526)
Discontinued operations:
Loss from discontinued operations	(6)	(16)		(29)	(92)		(238)
Benefit for income taxes	(3)	(6)		(10)	(37)		(87)
Loss from discontinued operations, net of tax	(3)	(10)		(19)	(55)		(151)
Net income (loss)	611	692		(2,457)	1,887		(1,677)
Net (income) loss attributable to noncontrolling interests	11 (a)	(34	)(a)	(1)	(48	)(a)	–
Redemption charge and preferred dividends	–	–		–	–		(283)
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$622	$658		$(2,458)	$1,839		$(1,960)
(a)	Includes a loss of $12 million for the third quarter of 2010, and income of $(33) million for the second quarter of 2010 and $(45) million for the first nine months of 2010, related to consolidated asset management funds.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement—continued

Earnings per common share applicable to the common shareholders of The Bank of New York Mellon Corporation (a)	Quarter ended				Year-to-date
(in dollars)	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009		Sept. 30, 2010	Sept. 30, 2009
Basic:
Net income (loss) from continuing operations	$0.51	$0.55	$(2.04)		$1.56	$(1.54)
Net loss from discontinued operations	–	(0.01)	(0.02)		(0.05)	(0.13)
Net income (loss) applicable to common stock	$0.51	$0.54	$(2.05	) (b)	$1.51	$(1.67)
Diluted (c):
Net income (loss) from continuing operations	$0.51	$0.55	$(2.04)		$1.55	$(1.54)
Net loss from discontinued operations	–	(0.01)	(0.02)		(0.05)	(0.13)
Net income (loss) applicable to common stock	$0.51	$0.54	$(2.05	) (b)	$1.51 (b)	$(1.67)
(a)	Basic and diluted earnings per share under the two-class method were calculated after deducting earnings allocated to participating securities of $5 million in the third quarter of 2010, $7 million in the second quarter of 2010, $– million in the third quarter of 2009, $17 million in the first nine months of 2010 and $– million in the first nine months of 2009.
(b)	Does not foot due to rounding.
(c)	Diluted earnings per share for the three and nine months ended Sept. 30, 2009 was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.

Reconciliation of net income (loss) from continuing operations applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
(in millions)	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
Net income (loss) from continuing operations	$614	$702	$(2,438)	$1,942	$(1,526)
Net (income) loss attributable to noncontrolling interests	11	(34)	(1)	(48)	–
Redemption charge and preferred dividends	–	–	–	–	(283)
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	625	668	(2,439)	1,894	(1,809)
Net loss from discontinued operations	(3)	(10)	(19)	(55)	(151)
Net income (loss) applicable to the common shareholders of The Bank of New York Mellon Corporation	$622	$658	$(2,458)	$1,839	$(1,960)

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	Sept. 30, 2010	June 30, 2010	Dec. 31, 2009
Assets
Cash and due from:
Banks	$3,693	$3,569	$3,732
Interest-bearing deposits with the Federal Reserve and other central banks	15,765	21,579	7,362
Interest-bearing deposits with banks	60,293	53,396	56,302
Federal funds sold and securities purchased under resale agreements	4,735	4,453	3,535
Securities:
Held-to-maturity (fair value of $3,867, $3,698 and $4,240)	3,862	3,742	4,417
Available-for-sale (includes $481, $580 and $– previously securitized)	58,238	49,834	51,632
Total securities	62,100	53,576	56,049
Trading assets	9,860	7,393	6,001
Loans	37,867	37,147	36,689
Allowance for loan losses	(534)	(542)	(503)
Net loans	37,333	36,605	36,186
Premises and equipment	1,677	1,548	1,602
Accrued interest receivable	580	524	639
Goodwill	18,073	16,106	16,249
Intangible assets	5,818	5,354	5,588
Other assets	19,315	17,988	16,737
Assets of discontinued operations	310	342	2,242
Subtotal assets of operations	239,552	222,433	212,224
Assets of consolidated asset management funds, at fair value:
Trading assets	14,149	12,619	–
Other assets	456	641	–
Subtotal assets of consolidated asset management funds, at fair value	14,605	13,260	–
Total assets	$254,157	$235,693	$212,224
Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$37,247	$42,185	$33,477
Interest-bearing deposits in domestic offices	35,141	32,994	32,944
Interest-bearing deposits in foreign offices	76,593	68,488	68,629
Total deposits	148,981	143,667	135,050
Federal funds purchased and securities sold under repurchase agreements	3,301	2,712	3,348
Trading liabilities	10,102	8,323	6,396
Payables to customers and broker-dealers	10,895	10,200	10,721
Commercial paper	9	7	12
Other borrowed funds	2,220	2,013	477
Accrued taxes and other expenses	5,540	4,645	4,484
Other liabilities (including allowance for lending related commitments of $74, $103 and $125)	10,100	3,995	3,891
Long-term debt	16,720	16,754	17,234
Liabilities of discontinued operations	–	–	1,608
Subtotal liabilities of operations	207,868	192,316	183,221
Liabilities of consolidated asset management funds, at fair value:
Trading liabilities	13,397	12,269	–
Other liabilities	1	3	–
Subtotal liabilities of consolidated asset management funds, at fair value	13,398	12,272	–
Total liabilities	221,266	204,588	183,221
Temporary equity
Redeemable noncontrolling interests	41	25	–
Permanent equity
Common stock-par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,243,448,825, 1,215,948,532 and 1,208,861,641 common shares	12	12	12
Additional paid-in capital	22,808	22,073	21,917
Retained earnings	10,386	9,875	8,912
Accumulated other comprehensive loss, net of tax	(969)	(1,509)	(1,835)
Less: Treasury stock of 2,994,416, 1,906,851 and 1,026,927 common shares, at cost	(84)	(55)	(29)
Total The Bank of New York Mellon Corporation shareholders’ equity	32,153	30,396	28,977
Nonredeemable noncontrolling interests	20	18	26
Nonredeemable noncontrolling interests of consolidated asset management funds	677	666	–
Total permanent equity	32,850	31,080	29,003
Total liabilities, temporary equity and permanent equity	$254,157	$235,693	$212,224

Discontinued operations

On Jan. 15, 2010, BNY Mellon sold Mellon United National Bank (“MUNB”), its national bank subsidiary located in Florida. We have applied discontinued operations accounting to this business. The income statements for all periods in this Earnings Release are presented on a continuing operations basis. In the third quarter of 2010, we recorded an after-tax loss on discontinued operations of $3 million primarily reflecting lower of cost or market write-downs on the retained loans held for sale.

Consolidated net income (loss) applicable to common shareholders, including discontinued operations

Net income applicable to common shareholders, including discontinued operations, totaled $622 million, or $0.51 per common share, in the third quarter of 2010 compared with a net loss of $2,458 million, or $2.05 per common share, in the third quarter of 2009 and net income of $658 million, or $0.54 per common share, in the second quarter of 2010.

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations is a measure of capital strength that provides additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 capital ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses) and noncontrolling interests related to consolidated asset management funds; and expense measures which exclude special litigation reserves taken in the first quarter of 2010, the FDIC special assessment, restructuring charges, M&I expenses and intangible amortization expenses; and measures which utilize net income excluding tax items such as benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses primarily relate to the Acquisitions in the third quarter of 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other group of businesses. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. With regards to higher yields related to the restructured investment securities portfolio, client deposits serve as the primary funding source for our investment securities portfolio and we typically allocate all interest revenue to the businesses generating the deposits. Accordingly, the higher yield related to the restructured investment securities portfolio has been included in the results of our businesses. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions.

Excluding the benefit of tax settlements permits investors to calculate the tax impact of BNY Mellon’s primary businesses. The presentation of financial measures excluding special litigation reserves in the first quarter of 2010 provides investors with the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated asset management funds, net of noncontrolling interests related to the consolidation of certain asset management funds, permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses.

In this Earnings Release, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

Income from consolidated asset management funds, net of noncontrolling interests (in millions)	3Q10	2Q10	3Q09	YTD10	YTD09
Operations of consolidated asset management funds	$37	$65	$–	$167	$–
Less: Noncontrolling interests of consolidated asset management funds	(12)	33	–	45	–
Income from consolidated asset management funds, net of noncontrolling interests	$49	$32	$–	$122	$–

Income from consolidated asset management funds, net of noncontrolling interests – previously disclosed as (in millions)	3Q10	2Q10	3Q09	YTD10	YTD09
Asset and wealth management revenue	$36	$29	$–	$90	$–
Investment and other income	13	3	–	32	–
Total	$49	$32	$–	$122	$–

Asset servicing revenue (in millions)			3Q10	2Q10	3Q09
Asset servicing revenue			$870	$668	$643
Less: Securities lending fee revenue			38	46	43
Asset servicing revenue excluding securities lending fee revenue			$832	$622	$600

Asset and wealth management fee revenue				3Q10 vs.
(dollars in millions)	3Q10	2Q10	3Q09	3Q09	2Q10
Asset and wealth management fee revenue	$696	$686	$664	5%	1%
Less: Performance fees	16	19	1
Add: Revenue from consolidated asset management funds, net of noncontrolling interests	36	29	–
Asset and wealth management fee revenue excluding performance fees	$716	$696	$663	8%	3%

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin (dollars in millions)	3Q10	2Q10	3Q09	YTD10	YTD09
Income (loss) from continuing operations before income taxes – GAAP	$834	$1,006	$(3,965)	$2,724	$(2,880)
Less: Net securities gains (losses)	6	13	(4,833)	26	(5,384)
Noncontrolling interests of consolidated asset management funds	(12)	33	–	45	–
Add: Special litigation reserves	N/A	N/A	N/A	164	N/A
FDIC special assessment	–	–	–	–	61
Asset-based taxes	–	–	20	–	20
Restructuring charges	15	(15)	(5)	7	11
M&I expenses	56	14	54	96	181
Intangible amortization	111	98	104	306	319
Income (loss) from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, FDIC special assessment, asset-based taxes, restructuring charges, M&I expenses and intangible amortization – Non-GAAP	$1,022	$1,057	$1,041	$3,226	$3,096

Fee and other revenue (loss) – GAAP	$2,668	$2,555	$(2,223)	$7,752	$2,162
Income of consolidated asset management funds – GAAP	37	65	–	167	–
Net interest revenue – GAAP	718	722	716	2,205	2,191
Total revenue (loss) – GAAP	3,423	3,342	(1,507)	10,124	4,353
Less: Net securities gains (losses)	6	13	(4,833)	26	(5,384)
Noncontrolling interests of consolidated asset management funds	(12)	33	–	45	–
Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated asset management funds – Non-GAAP	$3,429	$3,296	$3,326	$10,053	$9,737

Pre-tax operating margin (a)	24%	30%	N/M	27%	N/M
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, FDIC special assessment, asset-based taxes, restructuring charges, M&I expenses and intangible amortization – Non-GAAP (a)	30%	32%	31%	32%	32%
(a)	Income (loss) before taxes divided by total revenue.

N/A – Not applicable.

N/M – Not meaningful.

Return on common equity and tangible common equity – continuing operations
(dollars in millions)	3Q10	2Q10	3Q09	YTD10	YTD09
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$622	$658	$(2,458)	$1,839	$(1,960)
Less: Loss from discontinued operations, net of tax	(3)	(10)	(19)	(55)	(151)
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	625	668	(2,439)	1,894	(1,809)
Add: Intangible amortization	70	60	65	192	198
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	695	728	(2,374)	2,086	(1,611)
Less: Net securities gains (losses)	4	8	(3,047)	17	(3,392)
Add: Special litigation reserves	N/A	N/A	N/A	98	N/A
FDIC special assessment	–	–	–	–	36
Restructuring charges	8	(9)	(3)	4	8
M&I expenses	37	9	34	62	111
Benefit of tax settlements	–	–	–	–	(134)
Net income from continuing operations excluding intangible amortization, net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and benefit of tax settlements – Non-GAAP	$736	$720	$704	$2,233	$1,802

Average common shareholders’ equity
	$31,834	$30,434	$28,144	$30,669	$26,644
Less: Average goodwill	17,798	16,073	16,048	16,677	15,959
Average intangible assets	5,956	5,421	5,608	5,632	5,677
Add: Deferred tax liability – tax deductible goodwill	763	746	666	763	666
Deferred tax liability – non-tax deductible intangible assets	1,634	1,649	1,717	1,634	1,717
Average tangible common shareholders’ equity – Non-GAAP	$10,477	$11,335	$8,871	$10,757	$7,391

Return on common equity– GAAP (a)	7.8%	8.8%	N/M	8.3%	N/M
Return on common equity excluding intangible amortization, net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and benefit of tax settlements – Non-GAAP (a)	9.2%	9.5%	9.9%	9.7%	9.0%

Return on tangible common equity – Non-GAAP (a)	26.3%	25.8%	N/M	25.9%	N/M
Return on tangible common equity excluding net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and benefit of tax settlements – Non-GAAP (a)	27.9%	25.5%	31.5%	27.8%	32.6%

(a)	Annualized.

N/A – Not applicable.

N/M – Not meaningful.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009
Common shareholders’ equity at period end – GAAP	$32,153	$30,396	$28,295
Less: Goodwill	18,073	16,106	16,022
Intangible assets	5,818	5,354	5,574
Add: Deferred tax liability – tax deductible goodwill	763	746	666
Deferred tax liability – non-tax deductible intangible assets	1,634	1,649	1,717
Tangible common shareholders’ equity at period end – Non-GAAP	$10,659	$11,331	$9,082

Total assets at period end – GAAP	$254,157	$235,693	$212,007
Less: Assets of consolidated asset management funds	14,605	13,260	–
Subtotal assets of operations – Non-GAAP	239,552	222,433	$212,007
Less: Goodwill	18,073	16,106	16,022
Intangible assets	5,818	5,354	5,574
Cash on deposit with the Federal Reserve and other central banks (a)	15,750	21,548	15,003
Tangible assets of operations at period end – Non-GAAP	$199,911	$179,425	$175,408

Common shareholders’ equity to total assets – GAAP	12.7%	12.9%	13.3%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.3%	6.3%	5.2%

Period end common shares outstanding (in thousands)	1,240,454	1,214,042	1,204,244

Book value per common share	$25.92	$25.04	$23.50
Tangible book value per common share – Non-GAAP	$8.59	$9.33	$7.54
(a) Assigned a zero percent risk weighting by the regulators.
Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009
Total Tier 1 capital	$13,026	$13,857	$12,543
Less: Trust preferred securities	1,680	1,663	1,682
Total Tier 1 common equity	$11,346	$12,194	$10,861

Total risk-weighted assets	$106,460	$102,807	$110,135

Tier 1 common equity to risk-weighted assets ratio	10.7%	11.9%	9.9%
(a)	On a regulatory basis.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, our ability to meet the proposed new capital standards. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this earnings release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, BNY Mellon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Oct. 19, 2010 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.